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                                                                   Exhibit 10.17

                    CO-BRANDING AND MEDIA PURCHASE AGREEMENT


     This Co-Branding and Media Purchase Agreement (the "Agreement") is made as of 3/26, 1999 (the "Effective Date") by and between The Music Connection, a
   ----
Delaware corporation with offices at 1831 Wiehle Avenue, Suite 128, Reston, VA
--------                             -----------------------------------------
20190 ("TMC") and Spinner Networks, Inc. a California corporation with offices
-----
at 1209 Howard Avenue, Burlingame, California 94010 ("Spinner.com").


                                   BACKGROUND
                                   ----------

     A. Spinner owns and operates a leading Internet radio web site, located primarily at http://www.spinner.com (The "Spinner Site"), and related software
             ----------------------
and services.

     B. TMC owns and operates a custom compilation music store through its Internet web site, located primarily at http://www.musicmaker.com (the
                                        -------------------------
"MusicMaker Site").

     C. Both parties desire for TMC to construct, host and maintain a co-branded version of the MusicMaker Site which will provide Spinner.com end-users with access to the products, services and information available through the MusicMaker Site.

     In consideration of the foregoing, the parties hereby agree as follows:

                               A G R E E M E N T
                               -----------------

1.   Definitions.   Capitalized terms used herein are defined in Exhibit A and
     -----------
throughout the Agreement.

2.   TMC Obligations.
     ---------------

     2.1  Site Development and Operation.  TMC will construct, operate, and
          ------------------------------
maintain a co-branded web site which will, at a minimum, provide Spinner Users with access to the products, services, content, and support available through the MusicMaker Site (the Co-Branded Site"). TMC will provide, at its sole
                         ---------------
expense, all web development services, engineering support, technical support, sales, administrative and management personnel, facilities, equipment and supplies necessary to construct, operate, and maintain the Co-Branded Site. TMC will be solely responsible for providing customer support to Spinner Visitors. The Co-Branded Site shall be constructed and maintained such that its average web page response times shall be substantially equivalent to the MusicMaker Site and commercially similar web sites.

     2.2  Co-Branding.  TMC will incorporate on each page of the Co-Branded
          -----------
Site: (a) the Brand Feature of both parties; and (b) Spinner.com's navigation bar(s) and/or other elements of the Spinner Look & Feel; in a design mutually agreed to by the parties. Spinner's brand and navigation bar shall appear at the top of the co-branded page. Spinner and MusicMaker brand/log elements in the Co-Branded Site will be of equal size. No third party Brand Features shall appear on the Co-Branded Site.

     2.3  Promotions.  Each month during the Initial Term (as defined below),
          ----------
TMC will implement a promotion on the Co-Branded Site. Such promotion will include: (a) the creation and/or sale of a Customized CD, (B) related thematic or promotional content, and (c) at TMC's option, a discounted price for the purchase of such Customized, CD. Following the launch of the music store area of the Spinner Site (the "Music Store"), currently estimated to occur in May of
                          -----------
1999, Spinner.com will create and display one or more persistent navigation link(s) from the Music Store to the promotion described in this Section 2.3.

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     2.4  TMC's Business.  TMC will be responsible for : (a) all information and
          --------------
transaction processing at the Co-Branded Site, including but not limited to, all order fulfillment, credit-card processing, and shipping and handling, (b) establishing and maintaining all legal and other regulatory requirements for operating the Co-Branded Site, including but not limited to all licensing obligations, and (c) all taxes, duties, and other charges relating to the operation of the Co-Branded Site and the transactions conducted there, including without limitation collecting and paying all sales and other taxes and filing tax returns.

3.   Exclusivity: Option.     During the Initial Term, Spinner.com will not
     -------------------
enter into any agreement with a third party to co-brand a web-site on which customized CDs are made available for purchase. Notwithstanding anything contained in this Agreement to the contrary, at any time following three (3) months after the Effective Date, Spinner may at its option request that TMC remove Digital Downloads from the Co-Branded Sites, and any access to purchase Digital Downloads.

4.   Revenue Share.
     -------------

     4.1  Subscription Revenue.  TMC will pay Spinner.com a percentage of Net
          --------------------
Revenue (the "Revenue Share") as follows: (a) for each Spinner Visitor who
              -------------
purchases a Digital Download, TMC will pay Spinner.com fifteen percent (15%) of the Net Revenue derived from such purchase; and (b) for each Spinner Visitor who purchases a Customized CD, TMC will pay twenty-two percent (22%) of the Net Revenue derived from such purchase. As used herein, "Net Revenue" means the
                                                      -----------
revenue actually received by TMC from Spinner Visitors for purchase of Digital Downloads and Customized CDs, as applicable, less (a) returns and credits, (b) applicable sales tax, and (c) shipping and handling costs.

     4.2  Payment Terms.  Within thirty (30) days following the end of each
          -------------
month, TMC will provide Spinner.com with the Revenue Share for such month, accompanied by a written report showing in sufficient detail the calculation of the Revenue Share for such month.

     4.3  Records: Audit Rights.  TMC will maintain complete and accurate
          ---------------------
records of purchases made by Spinner Visitors and Net Revenue during the Term and for a period of six-months thereafter. During such period, Spinner.com will have the right, at its own expense, to direct an independent certified public accounting firm to inspect and audit the accounting and sales books and records, of TMC that are relevant to verifying the accuracy of the Revenue Share, provided that: (a) any such inspection and audit will be conducted during regular business hours in such a manner as not to interfere with normal business activities, (b) in no event will audits be made more frequently than once in each six-month period., (c) if any audit should disclose an underpayment, TMC will pay such amount to Spinner.com within thirty (30) days from notice thereof, and (d) the reasonable fees and expenses relating to any audit which reveals an underpayment in excess of five percent (5%) of the amounts owed, will be borne entirely by TMC.

5.   Media Purchase.
     --------------

     5.1  Minimum Purchase.  TMC agrees to purchase a minimum of $37,500 of
          ----------------
Media Placements (the "Minimum Purchase") at the CPM rates set forth in Exhibit
                       ----------------                                 -------
B.  Spinner.com will determine in its sole discretion the allocation of Media
-
Placements, and the placement and allocation of corresponding impressions, in a manner designed to drive traffic to the Co-Branded Site. Notwithstanding the foregoing, Spinner agrees that Media Placements shall be planned to distribute impressions across the entire six month period. All banner ads and other content supplied by TMC for Media Placements (the "Advertisements") shall
                                                   --------------
promote the Co-Branded Site, and will be subject to Spinner's standard insertion order terms and conditions. Spinner will deliver Media Placements associated with the Minimum Purchase during the Initial Term (as defined below), provided, however, that TMC's sole remedy for any under delivery will be delivery of remaining impressions or Media Placements, as applicable, following the Initial Term. TMC may purchase additional Media Placements at its discretion, at the CPM rates set forth in Exhibit B.
                       ---------

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     5.2  Payment and Reports.  TMC agrees to pay Spinner.com $37,500 on the
          -------------------
Effective Date (the "Prepayment").  The Prepayment will be creditable against
                     ----------
amounts due for Media Placements delivered during the Initial Term. Spinner.com will maintain complete and accurate records of all Media Placements during the term and for a period of six-months thereafter. Within 30 days following the end of each quarter, Spinner.com shall provide TMC with a written report which will include a description of the Media Placements delivered during such quarter, and the total amount deducted from the Prepayment for such Media Placements.

6.   License.
     -------

     6.1  Grant of License by Spinner.com.
          -------------------------------

          (a) Subject to the terms and conditions of this Agreement, Spinner.com hereby grants to TMC a non-exclusive, royalty-free, worldwide license to use, reproduce, publicly display, publicly perform, distribute and transmit Spinner.com's Brand Features on the Co-Branded Site, provided that any display of Spinner.com's Brand Features will be subject to compliance with any brand guidelines communicated by Spinner.com to TMC.

          (b) Spinner.com may, at any time, terminate the license granted pursuant to subsection (a) above if, in its sole and reasonable discretion, TMC's use of Spinner.com's Brand Features on the Co-Branded Site is diluting or tarnishing the goodwill of Spinner.com's Brand Features.

     6.2  Grant of License by TMC.  Subject to the terms and conditions of this
          -----------------------
Agreement, TMC hereby grants to Spinner.com a nonexclusive, royalty-free, worldwide license to use, modify, reproduce, publicly display, publicly perform, distribute and transmit TMC's Brand Features in the Spinner Site in connection with the marketing and promotion of the Co-Branded Site, subject to compliance with any brand guidelines communicated by TMC to Spinner.com.

     6.3  Reserved Rights.  Without limitation of the foregoing, each party
          ---------------
reserves all rights other than those expressly granted in this Agreement, and no licenses are granted except as expressly set forth herein.

7.   Proprietary Information.
     -----------------------

     7.1  Confidentiality.  TMC and Spinner.com hereby acknowledge that in the
          ---------------
course of activities under this Agreement each of them may have access to confidential and proprietary information which relates to the other party's marketing and business (the "Confidential Information"). Each party agrees to
                             ------------------------
preserve and protect the confidential Information of the party to any third party without the prior written consent of the other party; provided, however,
                                                            --------  -------
that either party may disclose any information which is: (a) already publicly known; (b) discovered or created by the receiving party without reference to the Confidential Information of the other party, as shown in records of receiving party; (c) otherwise known to the receiving party through no wrongful conduct of the receiving party, or (d) required by law. Moreover, any party hereto may disclose may Confidential Information hereunder to such party's agents, attorneys and other representatives or any court of competent jurisdiction or any other party empowered hereunder as reasonably required to resolve any dispute between the parties hereto. Each party shall treat the terms of this Agreement as "Confidential Information."

     7.2  User Information and Reports.  TMC will own all right, title and
          ----------------------------
interest in and to all end-user information that is created or collected in the operation of the Co-Branded Site. TMC will provide Spinner.com with aggregated usage data concerning access by Spinner Visitors to the Co-Branded Site. Usage data reports will be provided quarterly and as reasonably requested. The reports will be delivered in the format most commonly collected by TMC. All usage data will be considered Confidential Information of TMC. TMC usage data shall not include specific Spinner

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Visitor names or traceable addresses, however, TMC will provide Spinner.com, at a minimum, the following information pertaining to Spinner Visitors: number of Spinner Visitors, page views per visit, Spinner Visitors who register with TMC, total transaction, total revenue per transaction, and products/services purchased per transaction. Spinner.com may use any such information provided by TMC in any manner so long as it is for internal purposes and complies with Spinner.com's privacy policy.

     7.3  Ownership.  As between TMC and Spinner.com: (a) Spinner.com will have
          ---------
full and exclusive right, title and ownership interest in and to Spinner.com's Brand Features, together with any Intellectual Property rights thereto, and (b) TMC will have full and exclusive right, title and ownership interest in and to:
(I) the TMC Brand Features, (ii) the Co-Branded site except for any Spinner.com Brand Features contained therein, and (iii) any Intellectual Property Rights to the foregoing.

8.   Termination.
     -----------

     8.1  Term.  This Agreement will become effective as of the Effective Date
          ----
and, unless sooner terminated as provided below, will remain effective for a period of six (6) months (the "Initial Term"). If during the Initial Term, the
                               ------------
total Revenue Share received by Spinner is $50,000 or more, the Agreement shall be automatically extended for an additional term of six (6) months (the

"Extension Term").  As used herein, "Term" shall mean the Initial Term, and if
---------------                      ----
applicable, the Extension Term.

     8.2  Termination.  This Agreement may be terminated at any time by a party,
          -----------
effective immediately upon notice, if the other party: (a) becomes insolvent;
(b) files a petition in bankruptcy, (c) makes an assignment for the benefit of its creditors, or (d) breaches any of its material responsibilities or obligations under the Agreement which breach is not remedied within thirty (30) days from receipt of written notice of such breach.

     8.3  Effect of Termination.  Upon expiration or termination of this
          ---------------------
Agreement: (a) each party shall return or, at the disclosing party's request destroy, the Confidential Information of the other party, (b) all licenses granted herein shall terminate; (c) TMC shall cease operation of the Co-Branded Site and (d) TMC shall, within forty-five (45) days, pay to Spinner.com all sums duc as of the effective date of expiration or termination, and (c) Sections 4.3, 7, 8.3, 9, 10, 11, and 12 shall survive any termination or expiration of the Agreement.

9.   Representation and Warranties.
     -----------------------------

     9.1  By Each Party.  Each party represents and warrants to the other that:
          -------------
(a) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (b) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound; and (c) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

     9.2  No Additional Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN SECTION
          ------------------------
     9.1 ABOVE, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES EXPRESS OR IMPLIED, REGARDING THE SERVICE OR THE CO-BRANDED SITE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

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10.  Indemnification.
     ---------------

     10.1 Indemnification by Spinner.com.  Spinner.com agrees, at its own
          ------------------------------
expense, to defend or at its option to settle any claim or action brought against TMC arising out of: (a) a claim that use of Spinner.com's Brand Features in accordance with the terms of this Agreement infringes a third party copyright or trademark, and/or (b) a breach by Spinner.com of any representation or warranty contained in Section 9.1; and Spinner.com will indemnify TMC against any and all losses, damages, suits, judgments, costs and expenses (including litigation costs and reasonable attorney's fees) arising under any such claim or action; provided that TMC provides Spinner.com with: (x) prompt written notice of such claim or action, (y) sole control and authority over the defense or settlement of such claim or action (provided that Spinner.com shall not enter into any settlement which materially affects TMC's rights without TMC's prior written consent), and (z) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

     10.2 Indemnification by TMC .  TMC agrees, at its own expense, to defend or
          ----------------------
at its option to settle any claim or action brought against Spinner.com arising out of: (a) a claim that use of TMC's Brand Features in accordance with the terms of this Agreement infringes a third party copyright or trademark, (b) a claim related to the Co-Branded Site (excluding any infringement claim related to Spinner.com's Brand Features), and/or (c) a breach by TMC of an representation or warranty contained in Section 9.1; and TMC will indemnify Spinner.com against any and all losses, damages, suites, judgments, costs and expenses, (including litigation costs and reasonable attorneys' fees) arising under any such claim or action; provided that Spinner.com provides TMC with: (x) prompt written notice of such claim or action, (y) sole control and authority over the defense or settlement of such claim or action (provided that TMC shall not enter into any settlement which materially affects Spinner.com's rights without Spinner.com's prior written consent) and (z) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

11.  Limitation of Liability. EXCEPT FOR LIABILITY ARISING UNDER SECTION 10,
     -----------------------
UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE.

12.  Miscellaneous.
     -------------

     12.1 Press Release.  Notwithstanding Section 7.1, the parties will
          -------------
cooperate to create appropriate, mutually agreeable, public announcements of the relationship set forth in this Agreement. No party will make any separate public announcement without first delivering the announcement to the other party and obtaining the other party's prior consent, which will not be unreasonably withheld or delayed.

     12.2 Notices.  Any notice or other communication to be given hereunder will
          -------
be in writing and given by facsimile, postpaid registered or certified mail return receipt requested, or electronic mail (with a copy concurrently mailed as set forth above). The date of receipt shall be deemed the date on which such notice is given. Notice hereunder will be directed to a party at the address for such party set forth in the first paragraph of this Agreement. Either party may change its address for notice purposes hereof on written notice to the other party in accordance with this Section 12.2.

     12.3 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts with the same effect as if all parties hereto had all signed the same document. All counterparts will be construed together and will constitute one agreement.

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     12.4 No Assignment.  Neither party will transfer or assign any rights or
          -------------
delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of the other party. Any purported transfer, assignment or delegation by either party without the appropriate prior written approval will be null and void and of no force or effect. Notwithstanding the foregoing, each party will have the right to assign this Agreement to any successor of such party by way of merger or consolidation or the acquisition of all or substantially all of the business and assets of the assigning party relating to the Agreement.

     12.5 Headings.  Sections, titles or captions in no way define, limit,
          --------
extend or describe the scope of this Agreement nor the intent of any of its provisions.

     12.6 Severability.  Any provision of this Agreement that is prohibited or
          ------------
unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     12.7 Entire Agreement.  This Agreement together with its Exhibits contains
          ----------------
the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior and/or contemporaneous agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     12.8 Governing Law.  This Agreement will be governed by and interpreted
          -------------
under the laws of the State of California, without giving effect to applicable conflicts of law principles.

     12.9 Amendment.  This Agreement may not be amended or modified by the
          ---------
parties in any manner, except by an instrument in writing signed on behalf of each of the parties to which such amendment or modification applies by a duly authorized officer or representative.

     12.10     Waiver.  Any of the provisions of this Agreement may be waived by
               ------
the party entitled to the benefit thereof. Neither party will be deemed., by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event will not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

     12.11     Arbitration.  Any dispute, claim or controversy of any kind
               -----------
arising in connection with, or relating to, this Agreement, except for a dispute, claim or controversy arising under Sections 7 and/or 8 shall be resolved exclusively by binding arbitration in San Francisco, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, by three (3) arbitrators appointed in accordance with said rules. Judgment on the award rendered by the arbitrators may be entered into any court of competent jurisdiction.

     12.12     Recovery of Costs and Expenses.  If either party brings an action
               ------------------------------
against the other party to enforce its rights under this Agreement, the prevailing party will be entitled to recover its costs and expenses, including, without limitation, attorneys' fees and costs incurred in connection with such action, including any appeal of such action.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives as of the Effective Date.

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THE MUSIC CONNECTION


By: /s/ William R. Crowley
    -------------------------

Name: William R. Crowley
     ------------------------

Title: VP/ Sales & Marketing
      -----------------------

Date:    3/28/99
      -----------------------



SPINNER NETWORKS, INC.


By: /s/ Dave Samuel
    -------------------------

Name: Dave Samuel
     ------------------------

Title: CEO
      -----------------------

Date:    3/26/99
      -----------------------

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